Exhibit 99.1
MedAvail Holdings, Inc.
Summary of Unaudited Pro Forma Condensed Consolidated Financial Information
(Dollars in thousands, except share and per share data)

Overview

On January 18, 2023, MedAvail Holdings, Inc., a Delaware corporation (the “Company”), announced its plan to exit its pharmacy services business (the “Pharmacy Services Business”) to focus on the Company’s pharmacy technology business (the “Pharmacy Technology Business”). In connection with its exit from the Pharmacy Services Business, the Company has hired a broker and is in active negotiations regarding the sale of the related pharmacy assets. The Company’s business following the exit from the Pharmacy Services Business will consist solely of its Pharmacy Technology Business.

On January 22, 2023, the Company entered into the Asset Purchase and Sale Agreement dated January 20, 2023 (the “Asset Purchase Agreement”) with German Dobson CVS, L.L.C., Garfield Beach CVS, L.L.C., Longs Drug Stores California, L.L.C., Woodward Detroit CVS, L.L.C. and Holiday CVS, L.L.C. (collectively, “CVS”), pursuant to which the Company agreed to sell certain of its assets, including pharmacy records, inventory and other assets, in the SpotRx pharmacies located in Tucson and Phoenix, Arizona; Buena Park, Laguna Hills and San Fernando, California; Southfield, Michigan; and in Orlando and Tampa, Florida, for an aggregate purchase price of up to $4.4 million that is payable upon closing (the “CVS Transaction”).

On February 10, 2023, the Company closed the CVS Transaction for a final purchase price of $2.9 million; subject to $0.1 million fees and a $0.2 million holdback. Upon closing, the pharmacy records and inventory purchased by CVS were transferred from the SpotRx pharmacies to nearby CVS pharmacy locations. Remaining Pharmacy Service Business assets, other than the certain assets sold to CVS discussed above, are expected to be sold internally, reabsorbed or settled, or to a lesser extent, sold externally or abandoned. As of March 31, 2023, the Company has substantially completed its exit from the retail pharmacy business to focus on the pharmacy technology business.

Basis of Presentation

The following unaudited pro forma consolidated balance sheet as of September 30, 2022 has been prepared to give effect to the Disposition as if it had occurred on September 30, 2022, and the following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2022 and the years ended December 31, 2021, have been prepared to give effect to the elimination of revenues and costs from continuing operations as a result of the Disposition as if it had occurred on January 1, 2021.

The Disposition constitutes a significant disposition for the purposes of Item 2.01 of Form 8-K. Based on the magnitude of the Pharmacy Service Business’ contribution to revenue, the Disposition represents a strategic shift that has a major effect on the Company’s operations and financial results. Accordingly, the Company will by applying discontinued operations treatment for the Disposition in the Company Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

The unaudited pro forma consolidated financial statements for the Company were derived from, and should be read in conjunction with, the Company's unaudited interim Consolidated Financial Statements included in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 10, 2022 and with the audited Consolidated Financial Statements for the years ended December 31, 2021, included in the Company's Annual Report on Form 10-K filed with the SEC on March 29, 2022.

The unaudited pro forma consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X. The historical financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the Disposition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma consolidated statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are described in the notes to the unaudited pro forma financial information and are based upon available information and assumptions that the Company believes are reasonable.

The unaudited pro forma financial information included herein is for informational purposes only and is not necessarily indicative of what the Company's financial performance and financial position would have been had the Disposition been completed on the dates assumed, nor is such unaudited pro forma financial information necessarily indicative of the results to be expected in any future period. Actual results may differ significantly from those reflected here in the unaudited pro forma consolidated financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma consolidated financial statements and actual results.

# # #

FINANCIAL TABLES FOLLOW

MEDAVAIL HOLDINGS, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2022
(in thousands)

	Historical	Adjustments	Notes	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$27,196	$—		$27,196
Restricted cash	676	—		676
Accounts receivable, net	2,262	(2,021)	a	241
Inventories	6,401	(3,275)	b	3,126
Prepaid expenses and other current assets	2,863	(119)	a	2,744
Total current assets	39,398	(5,415)		33,983
Property, plant and equipment, net	6,370	(1,323)	c	5,047
Intangible assets, net	1,580	(1,102)	d	478
Right-of-use assets	2,270	(2,099)	d	171
Other assets	233	—		233
Total assets	$49,851	$(9,939)		$39,912
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,006	$(1,545)	a	$461
Accrued liabilities	1,383	(1,050)	a	333
Accrued payroll and benefits	2,869	(959)	a	1,910
Deferred revenue	70	—		70
Current portion of lease obligations	728	(576)	d	152
Total current liabilities	7,056	(4,130)		2,926
Long-term debt, net	9,751	—		9,751
Long-term portion of lease obligations	1,738	(1,710)	d	28
Total liabilities	18,545	(5,840)		12,705
Commitments and contingencies
Stockholders' equity:
Common shares	80	—		80
Warrants	11,148	—		11,148
Additional paid-in-capital	255,642	—		255,642
Accumulated other comprehensive loss	(6,928)	—		(6,928)
Accumulated deficit	(228,636)	(4,099)	e	(232,735)
Total shareholders’ equity	31,306	(4,099)		27,207
Total liabilities and shareholders’ equity	$49,851	$(9,939)		$39,912

MEDAVAIL HOLDINGS, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2022
(in thousands, except share and per share data)

	Historical	Adjustments	Notes	Pro Forma
Revenue:
Pharmacy and hardware revenue	$31,210	$(30,652)	f	$558
Service revenue	549	—		549
Total revenue	31,759	(30,652)		1,107
Cost of products sold and services:
Pharmacy and hardware cost of products sold	28,827	(28,460)	f	367
Service costs	221	—		221
Total cost of products sold and services	29,048	(28,460)		588
Operating expense:
Pharmacy operations	11,970	(11,410)	g	560
General and administrative	18,729	(5,248)	g	13,481
Selling and marketing	6,738	(6,415)	g	323
Research and development	952	(298)	g	654
Total operating expense	38,389	(23,371)		15,018
Operating loss	(35,678)	21,179		(14,499)
Other gain (loss), net	—	—		—
Interest income	1	—		1
Interest expense	(845)	10	g	(835)
Loss before income taxes	(36,522)	21,189		(15,333)
Income tax expense	(24)	—		(24)
Net loss and comprehensive loss	$(36,546)	$21,189		$(15,357)
Net loss per share - basic and diluted	$(0.60)			$(0.25)
Weighted average shares outstanding - basic and diluted	60,947,511			60,947,511

MEDAVAIL HOLDINGS, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2021
(in thousands, except share and per share data)

	Historical	Adjustments	Notes	Pro forma
Revenue:
Pharmacy and hardware revenue	$21,119	$(20,203)	f	$916
Service revenue	1,010	—		1,010
Total revenue	22,129	(20,203)		1,926
Cost of products sold and services:
Pharmacy and hardware cost of products sold	21,306	(20,031)	f	1,275
Service costs	506	—		506
Total cost of products sold and services	21,812	(20,031)		1,781
Operating expense:
Pharmacy operations	13,496	(12,532)	g	964
General and administrative	22,277	(4,182)	g	18,095
Selling and marketing	7,204	(6,807)	g	397
Research and development	849	—		849
Total operating expense	43,826	(23,521)		20,305
Operating loss	(43,509)	23,349		(20,160)
Other gain (loss), net	206	—		206
Interest income	79	—		79
Interest expense	(589)	8	g	(581)
Loss before income taxes	(43,813)	23,357		(20,456)
Income tax expense	(2)	—		(2)
Net loss and comprehensive loss	$(43,815)	$23,357		$(20,458)
Net loss per share - basic and diluted	$(1.34)			$(0.63)
Weighted average shares outstanding - basic and diluted	32,656,325			32,656,325

MEDAVAIL HOLDINGS, INC.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

a.The adjustment eliminates assets and liabilities attributed to the Pharmacy Services Business. Reversal of accounts receivables is related to pharmacy revenue that was disposed of as of beginning of period; reversal of accounts payable and accrued expenses is related to pharmacy costs and expenses that were disposed of as of the beginning of the period.

b.The adjustment reflects primarily the inventory assets purchased by CVS for $2.9 million upon close of the CVS Transaction on February 10, 2023.

c.The adjustment eliminates property and equipment attributed to the retail pharmacy business, net of $4.5 million from MedCenters that were sold and transferred to MedAvail Technologies, Inc., on March 29, 2023.

d.The adjustment represents right-of-use assets and lease obligations, and intangibles that were written off or abandoned related tot he disposition of the Pharmacy Services Business.

e.The adjustment reflects the loss from selling or disposing the Pharmacy Services Business net assets.

f.The adjustment eliminates the revenue and cost of products sold attributable to the Pharmacy Services Business.

g.The adjustment eliminates operating expenses primarily salaries and wages, related benefit and payroll obligations, and share based compensation, as well as, other operating expenses directly related to the Pharmacy Services Business.